UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:                                                                                      October 1, 2018

SEACOR Holdings Inc.

________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(954) 523-2200

Not Applicable

__________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01	Other Events.

On October 1, 2018, SEACOR Holdings Inc. (the “Company”) initiated an optional redemption of its 7.375% Senior Notes due 2019 (the “Notes”) and instructed U.S. Bank National Association, as trustee under the indenture (as amended or supplemented) governing the Notes, to issue a redemption notice (the “Notice of Redemption”) to registered holders of the Notes on October 1, 2018.

The Notes will be redeemed on October 31, 2018 (the “Redemption Date”), at a redemption price equal to 100.00% of the principal amount of the Notes plus a make-whole premium, to be calculated as set forth in the Notice of Redemption plus accrued and unpaid interest, if any, to the Redemption Date (the “Redemption Price”). The Redemption Price will be calculated by an independent investment banker on the third business day prior to the Redemption Date. Once calculated, the Company will issue a press release disclosing the Redemption Price. All Notes are held through DTC and should be surrendered for redemption in accordance with DTC’s procedures. Interest on the Notes will cease to accrue on and after the Redemption Date, and the only remaining right of holders of the Notes is to receive payment of the Redemption Price.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release, dated October 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/	William C. Long
Name:		William C. Long
Title:		Executive Vice President
Chief Legal Officer and Corporate Secretary

Date:  October 1, 2018

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